Exhibit 10.01

TOTAL GAS & POWER USA BIOTECH, INC

1201, Louisiana, Suite 1600, Houston,

Texas 77002, United States of America

January 11th, 2011

AMYRIS, INC.

Att. Mr. John Melo

5885 Hollis Street, Suite 100

Emeryville, CA 94608

Re:    Assignment of the Collaboration Agreement

Pursuant to Section 13.6(a) of the Technology License, Development, Research and Collaboration Agreement, entered into by Amyris, Inc. and Total Gas & Power USA Biotech Inc. (“TGP Biotech”), dated June 21, 2010 (the “Collaboration Agreement”), the parties thereto agreed that either of them “may, in its sole discretion, assign [such Collaboration] Agreement and its rights and obligations [thereto], in whole or in part, to any of its Affiliates, other than, in the case of Total, an Excluded Affiliate”.

We would like to inform you that for organizational internal reasons, we have decided to assign the Collaboration Agreement from TGP Biotech to one of our wholly-owned Affiliates (as such term is defined in the Collaboration Agreement), Total Gas & Power USA S.A.S. (“TGP USA”). TGP Biotech represents and warrants that TGP USA is not an Excluded Affiliate (as such term is defined under the Collaboration Agreement). Such assignment is then, permitted under such agreement.

By signing this letter Amyris, Inc. acknowledges and agrees that TGP Biotech has exercised its right to assign all of its rights and obligations pursuant to the Collaboration Agreement, in accordance with Section 13.6(a) of such agreement, and that Amyris, Inc. will as of the date of this letter refer to TGP USA for any matter in relation to the Collaboration Agreement, as the party to such agreement, replacing TGP Biotech.

Please be informed that the contact persons of Total, Amyris currently work with in relation to the Collaboration Agreement will continue to be the same. Nevertheless, for notice purposes under Section 13.9 of the Collaboration Agreement, please utilize the following notice address (in replacement of TGP Biotech notice address):

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TOTAL GAS & POWER USA S.A.S.

Att.: Gas & Power Legal Department

Address: 2, Place Jean Millier, La Défense

92400 Courbevoie, France

Fax number : 0033 147443807

Truly yours,

TOTAL GAS & POWER USA BIOTECH INC.

/s/ Vincent Schacter
Name: Vincent Schacter
Title: Senior Vice President, R&D

Acknowledged and agreed,

as of the date first written above.

AMYRIS, INC.

/s/ John Melo
Name: John Melo
Title: CEO

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